UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2018

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignations and Appointments

On March 28, 2018 (the “Appointment Date”), the Board of Directors (the “Board”) of Drone Aviation Holding Corp. (the “Company”) appointed Robert J. Guerra to the Board to fill the vacancy resulting from the resignation of Kevin Hess from the Board on March 28, 2018. Following his resignation as a Director of the Company, Mr. Hess will continue in his role as the Company’s Chief Technology Officer. Mr. Guerra was appointed as an independent member of the Board’s Compensation Committee and Audit Committee.

Other than as disclosed herein, there are no understandings or arrangements between Mr. Guerra and any other persons pursuant to which they were selected as directors, and there are no transactions in which the Company was or is a participant and in which they had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Background

Mr. Guerra joined the Sysorex Board of Advisors in 2011. Since 2002, Mr. Guerra has been the Executive Vice President of Guerra Kiviat, Inc., a strategic sales consulting firm specializing in Federal Government solution selling, sales strategy and tactics, and market analysis and positioning. Immediately before that he was a founding Partner of Guerra, Kiviat, Flyzik & Associates, Inc. in 2003 and has been the President of Robert J. Guerra & Associates from 1993 to the present.

Mr. Guerra is a highly respected veteran in the Federal Information Technology (IT) community. On five occasions (1993, 1994, 1998, 2001, and 2003) Mr. Guerra was selected as one of Federal Computer Week’s Federal 100 award recipients. The Federal 100 is an annual selection of leading Federal Government and industry executives, nominated by readers and selected by a panel of Federal IT executives. He has also been selected as the Federation of Government Information Processing Councils (FGIPC) “Industry Executive of the Year” in 1997.

Mr. Guerra was Executive Vice President of Inpixon (formerly Sysorex Information Systems Inc.) from 1995 to 1997, where he oversaw the identification, account development, contract capture, and contract implementation aspects of the Company’s Federal IT business and was a member of its board of advisors from 2011 to 2012 that reviews mergers and acquisitions in which Sysorex is involved, as well as consults and advises Sysorex on any proposed or potential transactions and to recommend any significant contracts or transactions that Sysorex pursues. From 1991 to 1992, he served as Vice President of Strategic Programs at Falcon Micro Systems, a major provider of information technology solutions to Federal agencies. From 1988 to 1991, Mr. Guerra served as President of Everex Federal Systems Inc. where he was responsible for business development and sales. From 1969 to 1983 while at the Xerox Corporation, Mr. Guerra held various positions and from 1986 to 1988 he was President of Integrated Office Systems, Inc, a wholly owned subsidiary of Federal Data Corporation (FDC), and participated in the spin-off of the subsidiary to Everex Systems Inc. in 1989.

Mr. Guerra served as the founding President of the Bethesda/National Institutes of Health (NIH) chapter of the Armed Forces Communications & Electronics Association (AFCEA), and now serves on its Advisory Committee. He has served on the NIH AFCEA sponsored gala for 13 years assisting in raising over $3.2 million in contributions. Mr. Guerra holds a Bachelor of Business Administration degree concentrating in Finance, from St. John Fisher College in Rochester, New York.

Director Compensation

Mr. Guerra agreed to serve as a member of the Board pursuant to an Offer Letter accepted by him effective as of March 28, 2018 (the “Appointment Date”). In consideration of Mr. Guerra’s services as a member of the Board, the Company will enter into its standard form Director Agreement which will provide the following:

(i)	An annual fee of $24,000 payable in equal monthly installments;
(ii)	Stock Options (the “Options”). Options to purchase 100,000 shares of the Company’s common stock with an exercise price of $1.00 per share issued pursuant to the Company’s form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement and vesting as follows:
	a.	with respect to Options to purchase 50,000 shares of the Company’s common stock, one year after the Appointment Date, so long as he is a member of the Board; and
	b.	with respect to Options to purchase 50,000 shares of the Company’s common stock, two years after the Appointment Date so long as he is a member of the Board.
(iii)	Exercise Period. The Options may be exercised at any time after they have vested until four years after the Appointment Date; and
(iv)	Term. Mr. Guerra has been appointed to the Board for a period of two (2) years. The appointment will terminate, however, upon his resignation, removal or failure to be appointed or re-appointed by the Company’s shareholders as a director of the Company as provided for in its bylaws or as provided for under Nevada law, or upon request of the Company’s Chief Executive Officer.

The foregoing description of the form of Offer Letter, Director Agreement, Drone Aviation Holding Corp. Nonqualified Stock Option Agreement and Amendment to Stock Option Agreement does not purport to be complete and is qualified in its entirety by the form of Offer Letter, Director Agreement, and Drone Aviation Holding Corp. Nonqualified Stock Option Agreement, copies of which are attached or incorporated by reference to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 respectively, which are incorporated herein by reference.

Amendment of Restricted Stock Agreements

On March 28, 2018, upon approval of the Company’s board of directors, the Company amended its restricted stock agreements relating to the previous award of an aggregate of 1,349,000 shares of the Company’s common stock. The amendment permits immediate vesting of the restricted shares in lieu of the previous vesting requirement that the Company receive at least $7,000,000 in financing. The board of directors approved the amendment in recognition of the Company securing a substantial sales order and recent business development activity. The following executive officers of the Company were entitled to the benefit of the amendment and the number of shares of restricted stock they held are as follows:

Name and Title	No. of Shares
Jay H. Nussbaum, Chief Executive Officer and Chairman of the Board of Directors	450,000
Kendall Carpenter, Chief Financial Officer	50,000
Felicia Hess, Chief Operating Officer	431,500
Daniyel Erdberg, President	332,500

Item 7.01	Regulation FD Disclosure.

On April 2, 2018, the Company issued a press release regarding the appointment of Mr. Guerra to the Board.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Form of Offer Letter between Drone Aviation Holding Corp. and Robert J. Guerra.
10.2	Form of Director Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2017 ).
10.3	Form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2017 ).
10.4*	Form of Second Amendment to Restricted Stock Agreement.
99.1*	Press Release dated April 2, 2018 (furnished pursuant to Item 7.01 of Form 8-K).

*	Filed herewith.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: March 28, 2018	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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